Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12 (b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       AMERICAN LOCKER GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

                DELAWARE                               16-0338330
 (State of incorporation organization)              (I.R.S. Employer)
          Identification No.)

    608 ALLEN STREET, JAMESTOWN, NY                       14701
(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

          Title of each class                      Name of each exchange
          to be so registered                      on which each class is
                                                   to be registered

              NONE
--------------------------------------------------------------------------------


       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
                                                                           [   ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
                                                                           [ x ]

      Securities Act registration statement file number to which this form relates:

                  (if applicable)
------------------

      Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                         -------------------------------
                                (Title of class)


                         -------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities To Be Registered.

      On November 18, 1999, the Board of Directors of American Locker Group Incorporated (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 (the "Common Shares.), of the Company. The dividend is payable to stockholders of record at the close of business on November 29, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Shares") of the Company at a price of $40.00 per one one-hundredth of a Preferred Share (the purchase Prices), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agents").

      Until the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being the Distribution Date), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of the Summary of Rights attached thereto. The Rights Plan includes certain exceptions from the definitions of Acquiring Person and beneficial ownership to take into account the existing ownership of Common Shares by members of the Ruttenberg family.

      The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until after the Distribution Date. The Rights will expire on the close of business on November 18, 2009 (the "Final

Expiration Date"), unless the final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

      The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidence of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

      Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.40 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $40 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

      Because of the nature of the Preferred Shares. dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

      In the event that any person becomes an Acquiring Person, each holder of a Right (other than Rights owned by Acquiring Person) will have the right to receive, upon exercise of the Right, such number of Common Shares determined by
(A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a right is now exercisable and dividing that product by (B) 50% of the current market price of the Common Shares.

      In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

      At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights Owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

      At any time prior to the time when a Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The Rights Agreement, which specifies the terms of the Rights and includes the form of Certificate of Designations, Preferences and Rights setting forth the terms of the Preferred Shares is filed as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 2. Exhibits

      The following exhibit is filed as part of this Registration Statement on Form 8-A:

      Exhibit No.                           Description

         1.         Rights  Agreement,  dated as of November 18,  1999,  between
                    American   Locker   Group   Incorporated   and   ChaseMellon
                    Shareholder Services, L.L.C.



                                             SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 AMERICAN LOCKER GROUP INCORPORATED



Date:  November 18, 1999         By:
                                       /s/ EDWARD F. RUTTENBERG
                                       -----------------------------------------
                                       Edward F. Ruttenberg
                                       Chairman and Chief Executive Officer

                       AMERICAN LOCKER GROUP INCORPORATED

                                       AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                                  RIGHTS AGENT

                             --------------------


                                RIGHTS AGREEMENT



                             --------------------




                         DATED AS OF NOVEMBER 18, 1999

                                TABLE OF CONTENTS

                                                                            PAGE

Section 1. DEFINITIONS......................................................   1

Section 2. APPOINTMENT OF RIGHTS AGENT......................................   6

Section 3. ISSUE OF RIGHT CERTIFICATES......................................   7

Section 4. FORM OF RIGHT CERTIFICATES.......................................   9

Section 5. COUNTERSIGNATURE AND REGISTRATION................................  10

Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF
           RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST
           OR STOLEN RIGHT CERTIFICATES.....................................  11

Section 7. EXERCISE OF RIGHTS: PURCHASE PRICE; EXPIRATION DATE OF RIGHTS....  12

Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES...............  14

Section 9. AVAILABILITY OF PREFERRED SHARES.................................  14

Section 10. PREFERRED SHARES RECORD DATE....................................  15

Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR
            NUMBER OF RIGHTS................................................  16

Section 12. CERTIFICATE OF ADJUSTMENTS......................................  26

Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
            ASSETS OR EARNING POWER ........................................  26

Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES........................  28

Section 15. RIGHTS OF ACTION................................................  30

Section 16. AGREEMENT OF RIGHT HOLDERS......................................  30

Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER...............  31

Section 18. CONCERNING THE RIGHTS AGENT.....................................  31

Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.......  33

Section 20. DUTIES OF RIGHTS AGENT..........................................  34

Section 21. CHANGE OF RIGHTS AGENT..........................................  38

Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES..............................  39

Section 23.  REDEMPTION.....................................................  39

Section 24. EXCHANGE........................................................  40

Section 25. NOTICE OF CERTAIN EVENTS........................................  43

Section 26. NOTICES.........................................................  44

Section 27. SUPPLEMENTS AND AMENDMENTS......................................  45

Section 28. SUCCESSORS......................................................  45

Section 29. BENEFITS OF THIS RIGHTS AGREEMENT...............................  45

Section 30. SEVERABILITY....................................................  46

Section 31. GOVERNING LAW...................................................  46

Section 32. COUNTERPARTS....................................................  46

Section 33. DESCRIPTIVE HEADINGS............................................  47

Signatures  ................................................................  45

      Exhibit A -       Form of Certificate of Designations

      Exhibit B -       Form of Right Certificate

      Exhibit C -       Summary of Rights to Purchase Preferred Shares

          Agreement, dated as of November 18, 1999, between AMERICAN LOCKER GROUP INCORPORATED , a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share of the Company outstanding on November 29, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.

          Accordingly,   in   consideration  of  the  premises  and  the  mutual
agreements herein set forth, the parties hereby agree as follows:

          Section 1. DEFINITIONS. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in its sole discretion and good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently and with or without knowledge of the existence of this Agreement, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Rights Agreement. In addition, notwithstanding the foregoing definition, the Estate of Harold J. Ruttenberg and its executors, and the beneficiaries and distributees under the terms of the Last Will and Testament of Harold J. Ruttenberg or trust(s) created thereunder, shall not be deemed to be Acquiring Persons as a result of beneficial ownership of Common Shares beneficially owned by or distributed by such Estate.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any Securities:

          (i) that such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) that such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of Securities), upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, Securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered Securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any Security if the agreement, arrangement or understanding to vote such Security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) that are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of Securities) for the purpose of holding, acquiring, voting (except to the extent contemplated by the provisos to Section l(c)(ii)) or disposing of any Securities of the Company.


          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, (i) the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of Securities of the Company, shall mean the number of such Securities then issued and outstanding together with the number of such Securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder; and (ii) Katherine M. Ruttenberg shall not be deemed to be the beneficial owner of any Common Stock owned by her descendents.

          (d) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Pennsylvania or the State of New York or the city in which the office of the Rights Agent is located are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

          (f) "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.00 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person that ultimately controls such first-mentioned Person.

          (g) "Company" shall have the meaning set forth in the preamble hereof.

          (h) "Current per share market price" shall have the meaning set forth in Section 11(d).

          (i) "Distribution Date" shall have the meaning set forth in Section 3.

          (j) "Equivalent  preferred shares" shall have the meaning set forth in
Section 11(b).

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l)  "Exchange  Ratio"  shall  have the  meaning  set forth in Section
24(a).

          (m)  "Final  Expiration  Date"  shall  have the  meaning  set forth in
Section 7(a).

          (n)   "Person"   shall  mean  any   individual,   firm,   corporation,
partnership, limited liability company, trust, or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (o) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designations attached to this Rights Agreement as Exhibit A.

          (p) "Purchase Price" shall have the meaning set forth in Section 4.

          (q) "Record Date" shall have the meaning set forth in the second paragraph hereof.

          (r)  "Redemption  Date"  shall have the  meaning  set forth in Section
7(a).

          (s) "Redemption Price" shall have the meaning set forth in Section 23(a).

          (t) "Right" shall have the meaning set forth in the second paragraph hereof.

          (u) "Right Certificate" shall have the meaning set forth in Section 3(a).

          (v) "Rights Agent" shall have the meaning set forth in the preamble hereof.

          (w) "Security" shall have the meaning set forth in Section 3(a)(10) of the Exchange Act.

          (x) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (y) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

          (z) "Summary of Rights" shall have the meaning set forth in Section 3(b).

          (aa) "Trading Day" shall have the meaning set forth in Section 11(d).

          Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

          Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person). after the date of the commencement or the announcement of an intention to commence by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right
Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date at the address of such holder shown on the records of the Company a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share so held (a "Right Certificate"). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                 This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between American Locker Group Incorporated and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of November 18, 1999, as amended from time to time (as so amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of American Locker Group Incorporated Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. American Locker Group Incorporated will mail to the holder of this certificate a copy of the Rights

          Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void and will no longer be transferable.

With respect to the certificates containing the foregoing legend, until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with Common Shares that are no longer outstanding.

          Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, which do not affect the duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Rights Agreement or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 22, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred

Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right
Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to
Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security satisfactory to them and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. EXERCISE OF RIGHTS: PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which Rights are being exercised, at or prior to the earliest of (i) the Close of Business on November 18, 2009 (the "Final
Expiration Date"), (ii) the time at which the Rights are to be redeemed as provided in Section 23 (the "Redemption Date"), or (iii) the time at which such Rights are to be exchanged as provided in Section 24.

          (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $40.00, shall be subject to adjustment from time to time as provided in Section 11 or 13, and shall be payable in lawful money of the United States of America in accordance with Section 7 (c).

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 by certified check, cashier's check or money order payable to the order of the Company, the Rights

Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby authorizes such transfer agent to comply with all such requests or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

            (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

            (e)  Notwithstanding  anything in this  Agreement  to the  contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this
Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company or the Rights Agent shall reasonably request.

          Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. AVAILABILITY OF PREFERRED SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or any issuance or delivery of certificates or depositary receipts for Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

          Section 10. PREFERRED SHARES RECORD DATE. Each Person in whose name any certificate for Preferred Shares is issued upon an exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on and such certificate shall be dated the next succeeding Business Day on which the Preferred Share transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of the Preferred Shares for which such Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

          Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event that the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Share transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

               (ii) Subject to Section 24, in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

          From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. No Right Certificate shall be issued pursuant to Section 3 to represent Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights have become null and void pursuant to the preceding sentence; no Right Certificate shall be issued at any time for the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate as such Rights would be null and void pursuant to the preceding sentence; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person shall be canceled.

               (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the product of the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or Securities convertible into or exchangeable for Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion or exchange price per share, if a Security convertible into or exchangeable for Preferred Shares or equivalent preferred shares) less than the then-current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion or exchange price of the convertible or exchangeable Securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable Securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for making a distribution to all holders of the Preferred Shares (including any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of assets or evidences of indebtedness (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any Security on any date shall be deemed to be the average of the daily closing prices per share or other unit of such Security for the 30 consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the current per share market price of a Security is to be determined for any date during a period that follows the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares or other units of such Security or Securities convertible into or exchangeable for such shares or other units of such Security, or (B) any subdivision, combination or reclassification of such Security and does not end prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect such dividend, distribution, subdivision, combination or reclassification. The closing price of a Security for any Trading Day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such Trading Day such Security is not reported by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Security selected by the Board of Directors of the Company. The term "Trading Day" for any Security shall mean a Business Day.

               (ii) For the purpose of any computation hereunder, the current per share market price of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) if possible. If the Preferred Shares are not publicly traded, the current per share market price of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) multiplied by one hundred (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Shares nor the Preferred Shares are publicly held or listed or traded, current per share market price shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other Security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, then the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company  shall have  exercised  the option  provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of any calculation made pursuant to Section 11(b) or (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (A) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made with prompt notice thereof to the Rights Agent. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment and, upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, with prompt notice thereof to the Rights Agent, until the occurrence of such event, issuing to the holder of any Right exercised after such record date the Preferred Shares and other Securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other Securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or Securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares or issuance wholly for cash of Preferred Shares or Securities which by their terms are convertible into or exchangeable for Preferred Shares, of dividends on Preferred Shares payable in Preferred Shares or of rights, options or warrants referred to in Section 11(b) hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common

Shares) into a greater or lesser number of Common Shares,  then in any such case
(A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or consolidation is effected.

          Section 12. CERTIFICATE OF ADJUSTMENTS. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (c) mail such certificate or a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING Power. In the event that, directly or indirectly, at any time after a Person has become an

Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such transaction, all or part of the Common Shares shall be changed into or exchanged for stock or other Securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as the successor or surviving corporation) as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
Section 13 shall similarly apply to successive mergers, consolidations, sales and other transfers.

          Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to any registered holder of a Right Certificate with regard to which a fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights on the Trading Day immediately prior to the date on which fractional Rights would otherwise have been issuable (determined in accordance with Section 11(d)(i)). If for any such date no closing price of the Rights can be determined, the current market value of a whole Right shall be its fair value on such date as determined in good faith by the Board of Directors of the Company.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to any registered holder of a Right Certificate at the time Rights represented thereby are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share on the Trading Day immediately prior to the date of such exercise (determined in accordance with Section 11(d)(i)).

          (c) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Shares), may, in his own behalf and for his own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company to enforce or otherwise act in respect of his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Rights Agreement.

          Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, Rights will be transferable only in connection with the transfer of the applicable Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on any Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other Securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25) or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Rights
Agreement, including without limitation the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

          The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other Securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons or otherwise in reliance upon the advice of counsel as set forth in Section 20.

          Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes only the duties and obligations expressly imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

          (b) The Rights Agent shall not be deemed to have knowledge of any fact or matter pertaining to the performance of its duties under this Rights Agreement, except such facts or matters as are evidenced by records which it receives in accordance with this Agreement and/or to the extent it shall have been advised thereof in writing by the Company or by a holder of Rights. Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person and the determination of correct per share market price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the

Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible or liable for any change in the exercisability of the Rights (including any Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued and fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company and to apply to such officers for advice or instructions in connection with its duties, and the Rights Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other Securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person authorized to do business under applicable laws and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $35 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other Securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

          Section 23. REDEMPTION. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the outstanding Rights at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof

(such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to the Rights Agent and to all holders of the outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not any particular holder receives notice. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          Section 24. EXCHANGE. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include any Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right (the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of the holders of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. The Company promptly shall mail notice of such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not any particular holder receives notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

            (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit an exchange of Rights in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or equivalent preferred shares or fraction thereof such that the product of the current per share market price of one Preferred Share or equivalent preferred share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or equivalent preferred shares or fraction thereof.

            (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares in an exchange. In lieu of such fractional Common Shares, the Company shall pay to any registered holder of a Right Certificate with regard to which a fractional Common Share would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share on the Trading Day immediately prior to the date of exchange pursuant to this Section 24 (determined in accordance with Section 11(d)(i)).

          Section 25. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any other class or any other Securities, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26, a notice of such proposed action, which shall specify (x) the record date for the purposes of such stock dividend or distribution of rights or warrants or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and (y) the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

          (b) In case the event set forth in Section 11(a)(ii) shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under said Section 11(a)(ii).

          Section 26. NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               American Locker Group  Incorporated
               608 Allen Street
               Jamestown, New York 14702
               Attention: Chairman

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               ChaseMellon Shareholder Services, L.L.C.
               One  Mellon  Bank  Center
               21st  Floor,  Room  2122
               Pittsburgh,  Pennsylvania  15258-0001
               Attention: Cindy Pacolay

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person this Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Rights Agreement to extend the Final Expiration Date or change the Purchase Price hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the term of this Section 27, and such supplement or amendment does not increase the Rights Agent's duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment.

          Section 28. SUCCESSORS. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. GOVERNING LAW. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          Section 32. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested all as of the day and year first above written.

                                            AMERICAN LOCKER GROUP INCORPORATED
Attest:


By: /s/ CHARLES E. HARRIS                   By:   /s/ EDWARD F. RUTTENBERG
    -------------------------------               ------------------------------
        Charles E. Harris                             Edward F. Ruttenberg

Title:  Secretary                            Title:   Chairman and Chief
                                                      Executive Officer





                                          CHASEMELLON SHAREHOLDER
                                          SERVICES, L.L.C.,
Attest:                                   as Rights Agent



By:                                       /s/   CINDY PACOLAY
   ------------------------------         ------------------------------------
                                                Cindy Pacolay

Title:  (Assistant) Vice President       Title: Assistant Vice President

                                                                       Exhibit A

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                       AMERICAN LOCKER GROUP INCORPORATED

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

          American Locker Group Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 18, 1999.

          RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares and fixes the relative rights, preferences, and limitations thereof as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion or exchange of any outstanding securities issued by the Corporation convertible into or exchangeable for shares of Series A Preferred Stock.

          Section 2. DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share
     (rounded to the nearest cent) equal to the greater of (a) $.40 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.40 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly

     Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of the Common Stock as set forth herein) for taking any corporate action.

          Section 4. CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends or make any other distributions on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

                    (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable and in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or otherwise required by law.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

          Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $40 per share, plus an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

provided,  that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. CONSOLIDATION, MERGER. ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

          Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Preferred Stock.

          Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 18th day of November, 1999.


Attest:                                   AMERICAN LOCKER GROUP INCORPORATED




/s/ CHARLES E. HARRIS                     /s/ EDWARD F. RUTTENBERG
----------------------------------        --------------------------------------
    Charles E. Harris                         Edward F. Ruttenberg

Title:  Secretary                         Title:  Chairman and Chief Executive
                                                  Officer

                                                                       Exhibit B



                            Form of Right Certificate

Certificate No. R-                                                        Rights



               NOT EXERCISABLE AFTER NOVEMBER 18, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate

                       AMERICAN LOCKER GROUP INCORPORATED

          This certifies that                       , or registered assigns,  is
                             -----------------------
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 18, 1999, as amended from time to time (as so amended, the "Rights Agreement"), between American Locker Group Incorporated, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., New Jersey, a limited liability company as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Eastern time, on November 18, 2009 at the office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company, at a purchase price of $40.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 29, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent.

          Subject to the provisions of the Rights Agreement, this Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $1.00 per share, or Preferred Shares.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile  signature of the proper officers of the Company
and its corporate seal. Dated as of                         .
                                   -------------------------



                                          AMERICAN LOCKER GROUP INCORPORATED
ATTEST:


                                          By
-------------------------------------       ------------------------------------


Countersigned:



CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent


By
  -----------------------------------
      Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer this Right Certificate.)

          FOR VALUE RECEIVED                                              hereby
                              ------------------------------------------
sells,  assigns and transfers unto
                                    --------------------------------------------
                                   (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, as his Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -------------------------------

                                                  ------------------------------
                                                  Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                 -------------------------------
                                                 Signature

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

              (To be executed if holder desires to exercise Rights
                     represented by this Right Certificate.)

To:  AMERICAN LOCKER GROUP INCORPORATED

          The    undersigned    hereby    irrevocably    elects   to    exercise

------------------
Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated:
      --------------------

                                                     ---------------------------
                                                     Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                  ------------------------------
                                                  Signature

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C


                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


          On November 18, 1999, the Board of Directors of American Locker Group Incorporated (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend is payable on November 29, 1999 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company at a price of $40.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that the Estate of Harold J. Ruttenberg and its executors, and the beneficiaries and distributees under the terms of the Last Will and Testament of Harold J. Ruttenberg or trust(s) created thereunder, shall not be deemed to be Acquiring Persons as a result of beneficial ownership of Common Shares beneficially owned by or distributed by such Estate.

          The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on November 18, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

          The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into or exchangeable for Preferred Shares with a conversion or exchange price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.40 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $40.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Rights, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Rights. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Rights.

          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, at an exchange ratio of one Common Share or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any Person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 18, 1999. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.